UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

TimefireVR Inc.

(formerly EnergyTek Corp.)

(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 E. Redfield Road, Suite 100 Building A Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 875-9928

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective January 31, 2017, Mr. Jonathan Read resigned as Chairman and Chief Executive Officer of TimefireVR Inc. (the “Company”). Pursuant to an agreement between Mr. Read and the Company, Mr. Read will continue to serve as a consultant of the Company for a period of six months, for which he will be compensated $12,500 per month. In addition, under the terms of his agreement with the Company, a total of 333,333 unvested restricted stock units previously granted to Mr. Read became fully vested.

Effective January 31, 2017, Mr. Jeffrey Rassas, who is presently also the Company’s Chief Strategy Officer, will assume the role of Chief Executive Officer for no additional compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TimefireVR Inc.

Date: February 2, 2017	By: /s/ Jeffrey Rassas
Name: Jeffrey Rassas
Title: Chief Executive Officer